UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 18, 2005

COVENANT TRANSPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 18, 2005, Covenant Transport, Inc., a Nevada corporation (the “Parent”), and Covenant Asset Management, Inc., a Nevada corporation and one of the Parent’s subsidiaries, entered into Amendment No. 1 to Amended and Restated Credit Agreement (the "Amendment") with Bank of America, N.A., as agent, and SunTrust Bank, Branch Banking and Trust Company, National City Bank of Kentucky, BNP Paribas, AmSouth Bank, and First Tennessee Bank National Association (collectively, the “Lenders”). The Amendment amends the definition of "Consolidated EBITDAR" to add the non-cash charge of approximately $19,600,000 taken by the Parent in the fourth fiscal quarter of 2004 related to increases in casualty and workers' compensation claims. The Amendment has an effective date of June 30, 2005. All other provisions of the Amended and Restated Credit Agreement remain the same.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1
Amendment No. 1 to Amended and Restated Credit Agreement dated July 18, 2005, among Covenant Asset Management, Inc., Covenant Transport, Inc., a Nevada corporation, Bank of America, N.A., as agent, and the lenders party thereto from time-to-time

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORT, INC.

Date: July 22, 2005	By:	/s/ Joey B. Hogan
Joey B. Hogan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1
Amendment No. 1 to Amended and Restated Credit Agreement dated July 18, 2005, among Covenant Asset Management, Inc., Covenant Transport, Inc., a Nevada corporation, Bank of America, N.A., as agent, and the lenders party thereto from time-to-time